INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44034 of The Procter & Gamble Company on Form S-8 of our report dated September 1, 2000, appearing in this Annual Report on Form 11-K of the Procter & Gamble International Stock Ownership Plan for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
September 25, 2000